UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 07, 2025

Phunware Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37862	30-1205798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 693-4199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on July 13, 2025, Phunware, Inc. (the "Company") appointed Rahul Mewawalla, the Company's chairperson of the Board of Directors (the "Board"), as its Executive Chairman and Chief Artificial Intelligence (AI) Architect. In connection therewith, the Company entered into an Executive Chairman and Chief AI Architect Agreement with Mr. Mewawalla (the "Agreement") to provide executive advisory and AI services and executive support to the Company's new interim Chief Executive Officer.

On August 4, 2025, the Board formed a Special Committee (the "Committee") of independent directors Quyen Du and Elliot Han to consider the circumstances under which the Agreement was entered into and related matters. The Committee determined that based on information that emerged after the execution of the Agreement, there was a proper basis to rescind the Agreement and that it was in the best interests of the Company and its shareholders to rescind the Agreement. The Company therefore rescinded the Agreement, and notified Mr. Mewawalla of such rescission on August 7, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phunware, Inc.

Date:	August 8, 2025	By:	/s/ Quyen Du
Quyen Du Director